Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-186369 and 333-194312) and S-8 (Nos. 333-180996, 333-186370 and 333-194313) of Merrimack Pharmaceuticals, Inc. of our report dated February 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2015